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                                                                    EXHIBIT 99.1

[IASIS HEALTHCARE(R) LOGO]


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
INVESTOR CONTACT:                                      NEWS MEDIA CONTACT:
David R. White                                         Tomi Galin
Chairman and Chief Executive Officer                   Vice-President, Marketing
  or                                                     & Communications
W. Carl Whitmer                                        (615) 467-1255
Chief Financial Officer
(615) 844-2747
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                    IASIS HEALTHCARE REFINANCES CREDIT FACILITY
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            ANNOUNCES NEW $475 MILLION SENIOR BANK CREDIT FACILITY


FRANKLIN, Tennessee (February 10, 2003) -- IASIS Healthcare(R) Corporation today announced the refinancing of its senior bank credit facility. The new $475 million credit facility consists of a $125 million, five-year revolving credit facility and a $350 million, six-year term loan, with borrowing rates generally consistent with the previous credit facility. Proceeds from the new credit facility were used to refinance amounts outstanding under the Company's previous credit facility and to fund closing and other transaction related costs incurred in connection with the refinancing. In the second quarter of fiscal year 2003, the Company will recognize an estimated $3.9 million non-cash charge for the write-off of deferred financing costs associated with the previous credit facility.

     The new credit facility reduces the Company's current mandatory principal repayments and allows additional annual capital expenditures as compared with the previous senior credit facility. The new credit facility provides for revisions to certain financial covenants, including the replacement of a fixed charge coverage ratio with a senior leverage ratio requirement.

     David R. White, chairman, president, and chief executive officer of IASIS, said, "We are pleased to have successfully completed the refinancing of our senior bank credit facility. This refinancing provides us with greater flexibility in pursuing and investing in the growth initiatives at our hospitals and will position the Company to continue the operational success demonstrated over the past four quarters."


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IASIS Healthcare Refinances Credit Facility
Page 2 February
10, 2003

     IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,116 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid health plan that currently serves over 60,000 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.

     This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to negotiate favorable contracts with managed care plans; the highly competitive nature of the healthcare industry; possible changes in Medicare and Medicaid reimbursement levels and other federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997, the Balanced Budget Refinement Act of 1999 and the Medicare, Medicaid and SCHIP Benefit Improvement and Protection Act of 2000; the impact of possible governmental investigations; our ability to use our information systems effectively; our limited operating history; our ability to successfully manage the risks of our Medicaid managed care plan, Health Choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and from time to time in our filings with the Securities and Exchange Commission.

     Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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